EXHIBIT 16



                    TOTAL RETURN CALCULATION

Formula used for the calculation of average annual total return: P(1+T)n = ERV

    Where:     P    =    a hypothetical initial payment of $1,000
               T    =    average annual total return
               n    =    number of years
               ERV  =    ending redeeming value of a hypothetical $1,000
                         initial investment. The ERV assumes reinvestment of all dividends and distributions at the net asset value on reinvestment date.


     GROWTH FUND - For the Period Ended 9/30/88

     1 Year Total Return:     1000(1+T)1  = $   817.20
                                       T  =     (18.28)%

     5 Year Total Return:     1000(1+T)5  = $ 1,247.37
                                       T  =       4.52%

     10 Year Total Return:    1000(1+T)10 = $ 2,791.52
                                        T =      10.81%


     AGGRESSIVE GROWTH FUND - For the Period Ended 9/30/88

     1 Year Total Return:     1000(1+T)1  = $   902.70
                                       T  =      (9.73)%

     5 Year Total Return:     1000(1+T)5  = $ 1,135.83
                                       T  =       2.58%

     84 Months Total Return:  1000(1+T)7  = $ 2,000.30
                                       T  =      10.41%


     INCOME STOCK FUND - For the Period Ended 9/30/88

     1 Year Total Return:     1000(1+T)1    = $   999.00
                                       T    =      ( .10)%

     17 Months Total Return:  1000(1+T)1.42 = $ 1,076.01
                                       T    =       5.27%

          INCOME FUND - For the Period Ended 9/30/88

     1 Year Total Return:     1000(1+T)1    = $ 1,158.70
                                       T    =      15.87%

     5 Year Total Return:     1000(1+T)1    = $ 1,774.17
                                       T    =      12.15%

     10 Year Total Return:    1000(1+T)10   = $ 2,809.88
                                       T    =      10.88%



                        YIELD CALCULATION


     Formula used for the calculation of 30-day yield quotation:

                 YIELD  =  2 [(((a-b)/(cd)) + 1)6 - 1 ]


     Where:    a = dividends and interest earned during the period

               b = expenses accrued for the period (net of reimbursement)

               c = the average daily number of shares outstanding during
                   the period that were entitled to receive dividends

               d = the maximum offering price per share on the last day
                   of the period


        30-Day Yield Calculation for Period Ended 9/30/88

     INCOME FUND:

  Yield =  2 [(((2,346,221 - 129,783)/(25,059,270 x 11.20)) + 1) 6 - 1]

  Yield =  9.67%